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                                                                     EXHIBIT 5.1

                                January 17, 1996

Informix Corporation
4100 Bohannon Drive
Menlo Park, California 94025

         RE:  Informix Corporation; Registration Statement on Form S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on January 18, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 231,900 shares of your Common Stock, par value $0.01 per share (the "Shares"), all of which are authorized and have been previously issued to the Selling Stockholders named therein in connection with the acquisition by the Company of all of the outstanding capital stock of Stanford Technology Group, Inc. The Shares are to be offered by the Selling Stockholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          /s/  WILSON, SONSINI, GOODRICH &
                                          ROSATI

                                          WILSON, SONSINI, GOODRICH & ROSATI
                                          Professional Corporation